UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    December 12, 2005

                      Safety Components International, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                   000-23938                33-0596831
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                  Identification Number)

               41 Stevens Street, Greenville, South Carolina 29605 (Address, Including Zip Code, of Principal Executive Offices)

                                 (864) 240-2600
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                         (Former Name or Former Address,
                          if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

      On December 12, 2005, Safety Components International, Inc. ("Safety Components" or the "Company") amended and restated the Safety Components International Inc. Key Employee Share Option Plan (KEYSOP) (the "Plan") to comply with the new requirements of Internal Revenue Code Section 409A. These new requirements primarily restrict the timing of deferral elections and distributions under nonqualified deferred compensation plans and prohibit acceleration of the payment of benefits under such plans. Benefits accrued and vested prior to 2005 remain subject to the terms of the Plan in effect prior to the amendment and restatement. Employees who are part of a select group of management or highly compensated employees (including all of the Company's executive officers) and have been designated by the Company's Administrative Committee are eligible to participate in the Plan. The Administrative Committee currently consists of the Vice President of Human Resources, the Benefits & Compensation Manager and the Treasurer of the Company. Under transition rules relating to the new requirements, the amendment and restatement is effective as of January 1, 2005. The Plan was retitled the Safety Components International, Inc. Deferred Compensation Plan.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SAFETY COMPONENTS INTERNATIONAL, INC.


                                     By: /s/ Brian P. Menezes
                                       -----------------------------------------
                                        Brian P. Menezes
                                        Vice President & Chief Financial Officer

Date: December 15, 2005